Exhibit 99.1

Digital Music Group, Inc. Reports Third Quarter 2006 Results

SACRAMENTO, CA (November 9, 2006) – Digital Music Group, Inc. (NASDAQ: DMGI), a content owner and global leader in the digital distribution of independently owned music and video catalogs, today reported results for its third quarter and nine months ended September 30, 2006.

Revenue for the third quarter of 2006 totaled $1,214,209, compared to $130,495 in the third quarter of 2005. The Company’s net loss for the third quarter of 2006 was $848,797, or $0.10 per share, compared to a net loss of $297,112, or $0.13 per share, in the third quarter of 2005.

For the nine months ended September 30, 2006, revenue totaled $2,774,396, compared to $225,535 in the nine months ended September 30, 2005. The Company’s net loss for the first nine months of 2006 was $1,852,105, or $0.24 per share, compared to a net loss of $1,194,486, or $0.53 per share, for the first nine months of 2005.

During the first quarter of 2006, Digital Music Group completed its initial public offering and the concurrent acquisitions of Digital Musicworks International, Inc. (DMI) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby. DMI was deemed to be the “accounting acquiror” in these transactions. On September 8, 2006, the Company completed the acquisition of Digital Rights Agency, LLC (DRA), a leading worldwide digital music distributor focused on independent record labels. Therefore, the Company’s GAAP-basis results reported herein for 2006 are the historical results of DMI for the entire period plus the results of the combined companies for the period after their respective acquisition dates. For 2005, the Company’s GAAP-basis results reported herein are for DMI only.

The Company believes that pro forma combined financial information, which reflects the results of all of the acquired companies as if they had been combined throughout all periods presented, is helpful in understanding the Company’s overall results. On a pro forma combined basis, revenue for the third quarter of 2006 totaled $2,545,003, compared to $949,293 in the third quarter of 2005. The Company’s pro forma net loss for the third quarter of 2006 was $954,867, or $0.11 per share, compared to a net loss of $383,070, or $0.07 per share, in the third quarter of 2005.

For the nine months ended September 30, 2006, on a pro forma combined basis, revenue totaled $7,410,548, compared to pro forma combined revenue of $2,118,620 for the nine months ended September 30, 2005. The Company’s pro forma net loss for the first nine months of 2006 was $2,076,402 or $0.24 per share, compared to a pro forma combined net loss of $1,477,261, or $0.29 per share, for the first nine months of 2005.

Commenting on the results, Mitchell Koulouris, President and Chief Executive Officer, said, “Revenue for the third quarter increased nearly nine-fold over the third quarter of last year on a GAAP-basis, primarily due to our acquisition of DRA on September 8th and the steady increase in the tracks we have made available for sale. On a pro forma basis, our revenue increased more than two and one-half times, due to a more than five-fold increase in the average number of tracks we had available for sale. Revenue associated with the increase in tracks available for sale was partially offset by a decline in our average download rate, which was 14.8 times in last year’s third quarter, 9.5 times in the second quarter of 2006, and 7.5 times in this year’s third quarter.

“There are a number of factors influencing our average download rate,” continued Mr. Koulouris. “The acquisition of DRA increased our overall download rates as the DRA client catalogs contain more current recordings with broader distribution, including the fast growing mobile market. We are currently in the process of adding DMGI content in these channels in order to increase download rates and revenue from these sources. Excluding the DRA client catalogs, our average download rate was 3.5 in the third quarter of 2006 compared to 5.3 in the second quarter of 2006. The majority of the tracks that we added for sale during the third quarter of 2006 had less than worldwide distribution rights. In addition, we continue to experience longer than usual delays in getting our music recordings posted for sale at certain stores, which reduces the opportunity to grow sales at these stores and results in a lower overall download rate. We also believe seasonality trends are still emerging in our industry but that the second and third quarters will tend to be seasonally lower for digital download activity than the fourth and first quarters.”

Mr. Koulouris continued, “Our net loss for the third quarter widened from $383,070 in last year’s third quarter to $954,867 in this year’s third quarter due primarily to increases in our infrastructure to grow our business and a one-time charge of approximately $113,000 for severance costs in connection with the departure of one of our officers.”

Key metrics for the quarter on a pro forma combined basis include:

•	There were 3,471,000 paid downloads (with albums expressed in single track equivalents) of the Company’s music recordings during the third quarter of 2006, a seven percent increase over the second quarter of 2006 when paid downloads totaled 3,243,000, and two and half times greater than the third quarter of 2005 when paid downloads totaled 1,387,000.

•	Tracks available for sale were approximately 184,000 at September 30, 2006, compared to approximately 119,400 at June 30, 2006, and 34,800 at September 30, 2005. There were approximately 155,100 average tracks available for sale during the third quarter of 2006, compared to approximately 114,100 during the second quarter of 2006, and approximately 31,200 during the third quarter of 2005.

•	The average monthly download rate per track during the third quarter of 2006 was approximately 7.5 times, compared to approximately 9.5 times in the second quarter of 2006, and 14.8 times in last year’s third quarter.

•	Apple iTunes Music Store accounted for 68 percent of the Company’s combined revenue for the third quarter of 2006.

Management continues to focus on business development, expanding sales channels, obtaining delivery of music and video recordings, and processing and distributing these recordings to online stores and mobile services where they can be made available for purchase by consumers.

“The clear highlight of the quarter was our acquisition of DRA. With this acquisition we immediately became a substantial competitor in the digital distribution market for active independent labels and gained access to a broader, more diversified array of digital download channels, including channels for mobile ringtones and over-the-air downloads to mobile devices,” stated Mr. Koulouris. “Also during the quarter, we announced content acquisitions and new long-term distribution agreements for music recordings totaling more than 31,000 tracks. We remain highly focused on content acquisition and are working to finalize agreements with a number of record labels and other content owners.”

Also today, DMGI announced the expansion of its business model to include the distribution of television and film videos with the acquisition of the long-term distribution rights to more than 4,000 hours of such content. Commenting on today’s announcement, Mr. Koulouris noted, “The addition of TV, film, and video catalogs is a natural extension of our business model. The video and film markets have just begun their migration from physical to digital distribution, much like the pre-recorded music market three years ago. Although we do not expect to achieve any meaningful revenue from video distribution until the second half of 2007, we believe we are well positioned to benefit as this emerging market begins to mature.”

With respect to track processing operations, Anders Brown, Chief Operating Officer, said, “In early May 2006, we reported that the owners of more than 100,000 tracks under contract were behind in their delivery schedules under agreements we signed last year. We have now received substantially all of those recordings. As of September 30, 2006, approximately 184,000 of our music recordings, including approximately 53,000 from our acquisition of DRA, were available for purchase at online stores and mobile services. Also as of that date, we had processed and delivered approximately 23,000 additional music recordings that had not yet been reviewed and posted for sale by iTunes. Based on our ongoing communications with our channel partners, most are continuing to experience processing backlogs and we are working closely with each store to do everything possible to accelerate their posting rates.”

Mr. Brown continued, “We are also working diligently on the integration of the DMGI and DRA digital processing systems to select the best-in-class processes from each. The goal of our integration plans is to have systems which allow us to cost effectively deliver our music and video content across as many digital platforms as possible.”

Karen Davis, Chief Financial Officer, concluded, “Our financial position remains strong with DMGI’s September 30, 2006 balance sheet showing $24.2 million in cash, no debt, and stockholder’s equity of $36.1 million.”

Conference Call and Webcast

Digital Music Group’s management will host a conference call and webcast tomorrow, November 10, 2006 at 11:00 a.m. Eastern Time, 8:00 a.m. Pacific Time. To participate in the call, interested parties are invited to dial 800-901-5259 (for domestic callers) or 617-786-4514 (for international callers) at least five minutes prior to the start time. The participant passcode is 24000544. A live webcast of the call will be available on DMGI’s website at http://investor.dmgi.com. A replay of the call will be available one hour after the call ends through November 16, 2006 by dialing 888-286-8010 (for domestic callers) and 617-801-6888 (for international callers). The reservation code is 83926897. A replay of the webcast will also be archived on the Company’s website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning of federal securities law. Such forward-looking statements include, but are not limited to, statements relating to seasonality trends, the distribution of the DMGI’s (the Company’s) content through DRA’s broader distribution network, including mobile ringtone networks, management’s focus and objectives, the process of finalizing agreements with label and content owners, the migration of video and film markets to digital distribution, expectations of significant revenue growth from video, the acceleration of posting rates by online stores, and integration of the DMGI and DRA digital processing systems. You should not place undue reliance on these forward-looking statements, which are based on the Company’s current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of the Company’s limited operating history;

•	the Company’s ability to successfully integrate acquisitions, including recently announced music catalog and video acquisitions and the acquisition of DRA;

•	the Company’s ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of sound and video recordings;

•	the Company’s ability to successfully enter into new sales channel relationships;

•	competitive and economic conditions in the Company’s industry;

•	acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which the Company’s content will appeal to consumers;

•	the Company’s limited ability to influence the pricing models of online stores;

•	the Company’s dependence on online stores to review, process and make all of its digital offerings available on a comprehensive and timely basis for purchase by consumers;

•	the Company’s dependence on Apple iTunes Music Store for the majority of its revenue;

•	the Company may not have proper legal title to the digital rights associated with music recordings the Company purchases or licenses, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings that the Company acquires rights to;

•	the Company’s ability to renew multi-year agreements for digital rights to music recordings as they expire;

•	music and video piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	the Company’s reliance on certain key personnel;

•	availability, terms and use of capital to continue to grow the Company’s business; and

•	maintaining adequate internal operating and financial controls over the Company’s business and financial reporting.

Many of the factors listed above are beyond DMGI’s control. Please refer to periodic reports filed with the SEC for more information on these and other “risk factors” associated with DMGI’s business. The Company’s forward-looking statements represent estimates and assumptions only as of the date of this release. Except as required by law, DMGI undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

Use of Non-GAAP Measures

Management believes that non-GAAP revenue and net loss presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006, and the acquisition of DRA on September 8, 2006, as if they had been acquired as of the beginning of all periods presented. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net loss and gross profit margin provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statement of operations to the GAAP statements is included in the attached tables of financial information.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group Inc. (NASDAQ: DMGI) is a content owner and global leader in the digital distribution of independently owned music, TV, film and video catalogs. DMGI acquires the digital rights to media catalogs and digitally encodes them into multiple formats for distribution to online music, mobile, and video stores. Our retailers include: the iTunes Music Store, Google Video, RealNetworks, Napster, Wal-Mart Music, Yahoo! Music, InfoSpace, Moderati, Zingy, 9Squared and many others. For more information, please visit www.dmgi.com.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact
Digital Music Group, Inc.:	Karen Davis, Chief Financial Officer, Telephone: (916) 239-6010 x2505.
Allen & Caron Inc:	Jesse Deal, Account Manager, Telephone: (212) 691-8087, e-mail:
jesse@allencaron.com

Press Contact
Digital Music Group, Inc.:	Anders Brown, Chief Operating Officer, Telephone: (916) 239-6010 x2504
Allen & Caron Inc.:	Len Hall, VP Media Relations, Telephone: (949) 474-4300, e-mail:
Len@allencaron.com

TABLES FOLLOW

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Quarter ended September 30, 2006
	Digital Music Group, Inc. (as reported)	Digital Rights Agency LLC (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$1,214,209	$1,330,794	$—	$2,545,003
Cost of revenue:
Royalties and payments to content owners	667,154	1,133,804	—	1,800,958
Amortization of master recordings and digital rights	136,251	—	44,906	181,157

Gross profit	410,804	196,990	(44,906)	562,888
Operating, general and administrative expenses	1,616,393	254,596	2,282	1,873,271

Loss from operations	(1,205,589)	(57,606)	(47,188)	(1,310,383)
Interest income	367,285	—	—	367,285
Interest expense	(2,528)	(1,276)	—	(3,804)
Other expense	(7,565)	—	—	(7,565)

Loss before income taxes	(848,397)	(58,882)	(47,188)	(954,467)
Income taxes	(400)	—	—	(400)

Net loss	$(848,797)	$(58,882)	$(47,188)	$(954,867)

Net loss per common share—basic and diluted	$(0.10)			$(0.11)

Weighted average common shares—basic and diluted(1)	8,700,811			9,020,376

(1)	For the quarter ended September 30, 2006, proforma combined weighted average shares outstanding also include the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC as if they were outstanding for the entire period.

(2)	Additional amortization and depreciation assigned to the fair value of the assets of Digital Rights Agency, LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Quarter ended September 30, 2005
	Digital Music Group, Inc. (as reported)	Digital Rights Agency LLC (prior to acquisition)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$130,495	$713,877	$—	$104,921	$—	$949,293
Cost of revenue:
Royalties and payments to content owners	36,078	591,212	—	82,034	—	709,324
Amortization of digital rights	6,061	—	—	—	90,790	96,851

Gross profit	88,356	122,655	—	22,887	(90,790)	143,118
Operating, general and administrative expenses	257,050	103,104	27,761	6,317	4,408	398,640

Income (loss) from operations	(168,694)	19,561	(27,761)	16,570	(95,198)	(255,522)
Interest income	737	870	—	—	—	1,607
Interest expense	(129,155)	—	—	—	—	(129,155)

Income (loss) before income taxes	(297,112)	20,431	(27,761)	16,570	(95,198)	(383,070)
Income taxes	—	—	—	—	—	—

Net income (loss)	$(297,112)	$20,431	$(27,761)	$16,570	$(95,198)	$(383,070)

Net loss per common share—basic and diluted	$(0.13)					$(0.07)

Weighted average common shares—basic and diluted(1)	2,250,000					5,120,000

(1)	For the quarter ended September 30, 2005, weighted average shares outstanding include the 2,250,000 shares attributable to DMI, the acquiring company for accounting purposes. The proforma combined weighted average shares outstanding for this period also include the 2,425,000 shares of DMGI outstanding at the IPO date, the 25,000 shares issued on February 7, 2006 in connection with the acquisition of Rio Bravo Entertainment LLC, and the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC, as if the acquisitions had occurred at the beginning of the period.

(2)	Additional amortization and depreciation of the fair value assigned to the assets of Digital Rights Agency, LLC and Rio Bravo Entertainment LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Nine months ended September 30, 2006
	Digital Music Group, Inc. (as reported)	Digital Rights Agency LLC (prior to acquisition)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$2,774,396	$4,572,956	$—	$63,196	$—	$7,410,548
Cost of revenue:
Royalties and payments to content owners	1,402,478	3,880,289	—	50,556	—	5,333,323
Amortization of master recordings and digital rights	271,099	—	—	—	175,705	446,804

Gross profit	1,100,819	692,667	—	12,640	(175,705)	1,630,421
Operating, general and administrative expenses	3,911,256	733,799	10,000	624	9,194	4,664,873

Income (loss) from operations	(2,810,437)	(41,432)	(10,000)	12,016	(184,899)	(3,034,452)
Interest income	975,291	5,923	—	—	—	981,214
Interest expense	(8,594)	(1,538)	(4,667)	—	—	(14,799)
Other expense	(7,565)	—	—	—	—	(7,565)

Income (loss) before income taxes	(1,851,305)	(36,747)	(14,667)	12,016	(184,899)	(2,075,602)
Income taxes	(800)	—	—	—	—	(800)

Net income (loss)	$(1,852,105)	$(36,747)	$(14,667)	$12,016	$(184,899)	$(2,076,402)

Net loss per common share—basic and diluted	$(0.24)					$(0.24)

Weighted average common shares—basic and diluted(1)	7,750,059					8,477,239

(1)	For the nine months ended September 30, 2006, weighted average shares outstanding for the pro forma combined statements include (i) for the entire period, the 2,250,000 shares attributable to DMI, the acquiring company for accounting purposes, (ii) from February 7, 2006 until the end of the period, the 2,425,000 shares of DMGI outstanding at the IPO date and the 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, (iii) from September 8, 2006 until the end of the period, the 420,000 shares issued in connection with the acquisition of Digital Rights Agency, LLC, and (iv) from February 7, 2006 until the end of the period, the 3,900,000 shares sold in the IPO. The pro forma combined weighted average shares outstanding for this period also include the shares in (ii) and (iii) above for the entire period, as if these transactions had occurred on January 1, 2006.

(2)	Additional amortization and depreciation of the fair value assigned to the assets of Digital Rights Agency, LLC and Rio Bravo Entertainment LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Nine months ended September 30, 2005
	Digital Music Group, Inc. (as reported)	Digital Rights Agency LLC (prior to acquisition)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$225,535	$1,660,072	$—	$233,013	$—	$2,118,620
Cost of revenue:
Royalties and payments to content owners	68,974	1,370,065	—	179,465	—	1,618,504
Amortization of digital music rights	15,049	—	—	—	272,371	287,420
Write-down of non-productive assets	73,442	—	—	—	—	73,442

Gross profit	68,070	290,007	—	53,548	(272,371)	139,254
Operating, general and administrative expenses	1,128,576	281,069	46,761	11,471	16,234	1,484,111

Income (loss) from operations	(1,060,506)	8,938	(46,761)	42,077	(288,605)	(1,344,857)
Interest income	3,634	1,576	—	—	—	5,210
Interest expense	(136,814)	—	—	—	—	(136,814)

Income (loss) before income taxes	(1,193,686)	10,514	(46,761)	42,077	(288,605)	(1,476,461)
Income taxes	(800)	—	—	—	—	(800)

Net income (loss)	$(1,194,486)	$10,514	$(46,761)	$42,077	$(288,605)	$(1,477,261)

Net loss per common share—basic and diluted	$(0.53)					$(0.29)

Weighted average common shares—basic and diluted(1)	2,250,000					5,120,000

(1)	For the nine months ended September 30, 2005, weighted average shares outstanding include the 2,250,000 shares attributable to DMI, the acquiring company for accounting purposes. The proforma combined weighted average shares outstanding for this period also include the 2,425,000 shares of DMGI outstanding at the IPO date, the 25,000 shares issued on February 7, 2006 in connection with the acquisition of Rio Bravo Entertainment LLC, and the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC as if these transactions had occurred at the beginning on January 1, 2005.

(2)	Additional amortization and depreciation of the fair value assigned to the assets of Digital Rights Agency, LLC and Rio Bravo Entertainment LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Balance Sheets

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$24,243,493	$468,490
Current portion of royalty advances	874,294	292,438
Accounts receivable and other current assets	2,268,026	396,417

Total current assets	27,385,813	1,157,345
Long-term assets:
Furniture and equipment, net	631,458	162,153
Digital music rights, net	3,266,691	1,196,047
Master recordings, net	1,771,355	—
Royalty advances, less current portion	2,234,311	490,000
Goodwill	3,533,755	—
Other assets	41,086	12,074

Total assets	$38,864,469	$3,017,619

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$641,945	$417,215
Royalties payable	1,891,153	138,608
Current portion of capital lease obligations	56,409	44,540

Total current liabilities	2,589,507	600,363
Long-term liabilities	185,403	—

Total liabilities	2,774,910	600,363
Stockholders’ equity:
Common Stock	90,350	46,750
Additional paid-in capital	40,053,526	4,572,718
Accumulated deficit	(4,054,317)	(2,202,212)

Total stockholders’ equity	36,089,558	2,417,256

Total liabilities and stockholders’ equity	$38,864,469	$3,017,619